SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“this Amendment”) dated as of August 20, 2014 is entered into by INFINITY PROPERTY AND CASUALTY CORPORATION, an Ohio corporation (“IPCC”), INFINITY INSURANCE COMPANY, an Indiana insurance corporation (“IIC”; IIC and IPCC are together referred to as the “Borrower”), and REGIONS BANK, an Alabama banking corporation (the “Lender”).
Recitals
A.    IPCC and the Lender are parties to a certain Amended and Restated Credit Agreement dated as of August 31, 2008, as amended by that certain First Amendment thereto dated as of August 31, 2011 (the “Credit Agreement”).
B.    IIC and the Lender are parties to a certain Assumption Agreement of even date herewith (the “Assumption Agreement”), under which IIC became a co-borrower under the Credit Agreement, subject to the limitations set forth in Section 10 of the Assumption Agreement.
C.    The Borrower and the Lender now desire to extend the Termination Date and to make the other modifications set forth in this Amendment.
D.    The Lender has agreed to grant the requested amendments, provided that the Borrower enters into this Amendment.
Agreement
NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrower and the Lender hereby agree as follows:
1.Rules of Construction. This Amendment is subject to the rules of construction set forth in Section 1.1 of the Credit Agreement.
2.    Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.
3.    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows:

(a)
Representations and Warranties in Credit Documents. All of the representations and warranties set forth in the Credit Documents are true and correct on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)	Organizational Documents. The organizational documents of IPCC have not been amended since August 31, 2011.

(c)	No Default. The Borrower is in compliance with all the terms and provisions set forth in the Credit Documents on its part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.
4.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)	The definition of “Termination Date” set forth in Section 1.2(jj) is hereby amended to read, in its entirety, as follows:
(jj)    Termination Date means the maturity date of the Revolving Loan (which is August 31, 2017), as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6.2.

(b)	The following definitions shall be added to Section 1.2 to read, in their entirety, as follows:
Annual Statement means the annual statutory financial statement of IIC required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by IIC's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements recommended by the NAIC to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC to be disclosed therein, together with all exhibits or schedules filed therewith.
NAIC means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.
SAP means, with respect to IIC, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) from time to time in the jurisdiction of incorporation of IIC for the preparation of annual statements and other financial reports by insurance companies of the same type as IIC.

(c)	The second sentence of Section 2.1 of the Credit Agreement is hereby amended to read, in its entirety, as follows:
Each advance to the Borrower under the Revolving Loan (an "Advance") will be made on at least one Business Day’s prior written notice to the Lender, which notice shall (i) be signed by an Authorized Representative of the Borrower, (ii) set forth the amount of the Advance requested and the date on which the Advance is to be made, and (iii) set forth the portion, if any, of the Advance to be borrowed by IIC.

(d)	The first sentence of Section 2.2 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

All Advances shall be evidenced by a certain amended and restated revolving note (the “Revolving Note”), payable to the order of the Lender, duly executed on behalf of IPCC, dated the date of this Agreement, as amended by that certain Note Modification Agreement dated August 20, 2014 between the Borrower and the Lender, in the principal amount of the Maximum Facility Amount and satisfactory in form and substance to the Lender.

(e)	The following Section 2.9 is hereby added to the Credit Agreement to read, in its entirety, as follows:
SECTION 2.9        Maximum IIC Liability Amount.
Notwithstanding anything to the contrary set forth elsewhere in this Agreement or any Credit Document, the liability of IIC to the Lender under this Agreement and the other Credit Documents shall be several and not joint with the liability of IPCC under this Agreement and the other Credit Documents and shall not exceed the aggregate amount of the Advances (including principal, interest, fees and expenses) borrowed by IIC in accordance with the provisions of Section 2.1; provided, however, that IPCC shall be liable for the full amount of the Obligations (including those portions of Advances borrowed by IIC) without limitation. If there is any doubt or uncertainty as to the Borrower for whose benefit an Advance has been received or used, such Advance shall be deemed to have been received by and used by or for the benefit of IPCC.

(f)	Section 3.10(a) of the Credit Agreement is hereby amended to read, in its entirety, as follows:
(a)    Its financial statements that have been furnished to the Lender were prepared in conformity with in the case of IPCC, generally accepted accounting principles and, in the case of IIC, SAP, consistently applied throughout the periods involved, are in accordance with its books and records, are correct and complete and present fairly its financial condition as of the date or dates indicated and for the periods involved in accordance with, in the case of IPCC, generally accepted accounting principles and, in the case of IIC, SAP, applied on a consistent basis.

(g)	Section 5.4 of the Credit Agreement is hereby amended to read, in its entirety, as follows:
SECTION 5.4    Accounting Records. Keep proper books of record and account in which full, true and correct entries are made in accordance with, in the case of IPCC, generally accepted accounting principles and, in the case of IIC, SAP, applied on a consistent basis.

(h)	Section 5.5 of the Credit Agreement is hereby amended to read, in its entirety, as follows:
SECTION 5.5    Reports to the Lender. Furnish to the Lender:

(a)    within 95 days after the end of each fiscal year, consolidated financial statements (including a balance sheet and the related statements of income, cash flows and retained earnings) of IPCC for such fiscal year, together with statements in comparative form for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and audited and certified by independent certified public accountants of recognized standing selected by IPCC and satisfactory to the Lender (the form of such certification also to be satisfactory to the Lender);
(b)    within 50 days after the end of each fiscal quarter, in each fiscal year, consolidated financial statements of IPCC similar to those referred to in Section 5.5(a) for such fiscal quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such fiscal quarter, unaudited but certified by an Authorized Representative of IPCC;
(c)    together with the financial statements required hereunder, a compliance certificate duly executed by an Authorized Representative of IPCC substantially in the form of Revised Exhibit B attached hereto;
(d)    with the financial statements submitted under Section 5.5(a) and 5.5(b), a certificate signed by the party certifying said statement to the effect that no Event of Default, nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, exists or, if any such Event of Default or event exists, specifying the nature and extent thereof;
(e)    promptly upon the filing thereof, copies of all Forms 10Q and 10K that IPCC files with the Securities and Exchange Commission;
(f)    promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to the Borrower by independent accountants in connection with any annual or interim audit of its books made by such accountants;
(g)    as soon as practical, from time to time, such other information regarding its operations, business affairs and financial condition as the Lender may reasonably request; and
(h)    Upon the earlier of (a) 15 days after the regulatory filing date or (b) 90 days after the close of each fiscal year of IIC, copies of the Annual Statement of IIC prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of IIC), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein with such prescribed or permitted practices as authorized by state regulatory authorities; and within 15 days after the regulatory filing date, copies of such Annual Statements certified by independent certified public accountants reasonably acceptable to the Lender if such certification is so required by any Governmental Authority.

At the Lender’s option, IPCC may satisfy its obligations under subsections (a), (b), (e) and (f) of this Section 5.5 through its timely submission of such financial statements, Forms 10 Q and 10-K, and any other documents to the United States Securities and Exchange Commission (the “SEC”). As of the date of this Agreement, Lender is electing to allow IPCC to satisfy these obligations through timely submission of these financial statements, Forms 10-Q and 10-K, and other documents to SEC. Should Lender elect not to allow IPCC to continue to satisfy its obligations under subsection (a), (b), (e) and (f) of this Section 5.5 in this manner, Lender will provide notice to IPCC at least thirty (30) days prior to the end of the calendar quarter for which such financial statements, Forms 10-Q or 10-K, or other documents are prepared.

(i)	Section 5.15(a) of the Credit Agreement is hereby amended to read, in its entirety, as follows:
(a)    Leverage Ratio. Not permit IPCC’s Leverage Ratio at any time to be greater than or equal to thirty-five percent (35%). This ratio will be measured quarterly.

(j)	Section 5.15(b) of the Credit Agreement is hereby amended to read, in its entirety, as follows:
(b)    Interest Coverage Ratio. Not permit IPCC’s Interest Coverage Ratio for any twelve consecutive fiscal months to be less than 2.0 to 1.0, commencing with the twelve consecutive fiscal months ending September 30, 2008. This ratio will be measured quarterly.

(k)	Section 5.15(c) of the Credit Agreement is hereby amended to read, in its entirety, as follows:
(c)    Total Adjusted Capital. Cause IPCC to maintain, as of December 31 of each calendar year, not less than 200% of the Authorized Control Level Risk-Based Capital, as defined by Ala. Code § 27-2B-2, and as calculated in accordance with the instructions adopted by the National Association of Insurance Commissioners, as the same may be modified, supplemented or amended from time to time.

(l)	Section 5.15(g) of the Credit Agreement is hereby amended to read, in its entirety, as follows:
(g)    Certain Defined Terms. For purposes of this Section 5.15, the following terms are defined as follows:

(1)
“Interest Coverage Ratio” means a fraction in which the numerator is the sum of the net income of IPCC (excluding extraordinary items) for the 12-month period preceding the applicable date plus the interest expense, plus federal and state income taxes incurred during such period, and the denominator is the total interest expense of IPCC for such period.

(2)	“Leverage Ratio” means, as of any date of determination, the ratio of total Debt of IPCC as at such date to the sum of shareholders’ equity plus Debt, less unrealized gains of IPCC as at such date.
Accounting terms used in this Agreement shall, unless otherwise defined herein, have the meanings normally given them by, and shall be calculated, both as to amounts and classifications of items on a consolidated basis, in accordance with, in the case of IPCC, generally accepted accounting principles and, in the case of IIC, SAP.

(m)	Exhibit B of the Credit Agreement is hereby deleted in its entirety and replaced by Revised Exhibit B attached hereto.
5.    Fees and Legal Expenses. The Borrower hereby agrees to pay all legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment.
6.    No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor impair any Liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.
7.    Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
8.    Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.
9.    Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
10.    Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.
11.    No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.
12.    Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that is determined by the Lender to have been misleading or untrue in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrower in the performance or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives.

BORROWER:

INFINITY PROPERTY AND CASUALTY CORPORATION

By: /s/ Samuel J. Simon
Its: Executive Vice President & General Counsel

INFINITY INSURANCE COMPANY

By: /s/ Roger Smith
Its: Senior Vice President & CFO

LENDER:

REGIONS BANK

By: /s/ David A. Simmons
Title: Senior Vice President

REVISED EXHIBIT B
COMPLIANCE CERTIFICATE
To:    Regions Bank, as Lender in the
Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated August 31, 2008, as amended by that certain First Amendment thereto dated August 31, 2011 and that certain Second Amendment thereto dated August ___, 2014 (as further amended, modified, renewed or extended from time to time, the “Agreement”) between Infinity Property and Casualty Corporation, an Ohio corporation (“IPCC”), Infinity Insurance Company (“IIC”; IPCC and IIC are together referred to as the “Borrower”), and Regions Bank, an Alabama banking corporation (the “Lender”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ________________ of IPCC.
2.    I have reviewed the terms of the Agreement and have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of IPCC during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.
4.    Schedule I attached hereto sets forth the financial data and computations evidencing IPCC’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action IPCC has taken, is taking or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ____________, 20_____.

of Infinity Property
and Casualty Corporation
Infinity Property and Casualty Corporation
Compliance Certificate
As of ________________, 20_____

1.    Section 5.15(a) – Leverage Ratio

a.    Total debt    _______________
b.    Shareholders’ equity    _______________
c.    Unrealized gains and losses    _______________
d.    a plus b minus c    _______________
e.    ratio of a to d    _______________
f.    permitted ratio: must be less than or equal to 35%    _______________

2.    Section 5.15(b) – Interest Coverage Ratio

a.    Net income of IPCC for twelve month period
preceding the applicable date    _______________
b.    Extraordinary items for the twelve month period
preceding the applicable date    _______________
c.    Interest Expense for the twelve month period
preceding the applicable date    _______________
d.    Federal and State income taxes incurred during such period    _______________
e.    a minus b, plus c plus d    _______________
f.    Total interest expense of IPCC for such period    _______________
g.    Ratio of e to f    _______________
h.    permitted ratio: no less than 2.0 to 1.0    _______________

3.    Section 5.15(c) – Authorized Control Level RBC
calculated only at fiscal year end, or December 31

a.    Total adjusted capital    _______________
b.    Authorized Control Level Risk Based Capital    _______________
c.    2.0 x b        _______________
d.    a minus c, must be greater than or equal to 0    _______________
e.    must be greater than or equal to 0    _______________